UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K


CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 1, 1997

RIDGEWOOD ELECTRIC POWER TRUST I
(Exact name of Registrant as Specified in Charter)

Delaware               0-24240              22-3105824
(State or other          (Commission               (IRS Employer
 jurisdiction             file number)         Identification Number)
 of incorporation)

    947 Linwood Avenue, Ridgewood, New Jersey 07450-2939
(Address of principal executive offices)               (Zip Code)

Registrant's telephone number, including area code (201) 447-9000

Item 2.  Acquisition or Disposition of Assets.

The Registrant, Ridgewood Electric Power Trust I(the "Trust"), previously owned a limited partnership interest in Brea Power Partners, L.P., a Delaware limited partnership (the "Partnership") that owns a 5.7 megawatt capacity electric generating station fueled by landfill gas (the "Facility") located at the Olinda landfill at Brea, California. The Trust's original limited partnership interest essentially was designed to allow it to recover its initial investment of $3.1 million and to provide an internal rate of return of approximately 15% per year, and to yield a small residual amount thereafter. The limited partnership interest was entitled to 98% of all profits and losses of the Partnership and of all distributions of cash flow up to a scheduled amount per year ($726,000 for 1997); thereafter, it was entitled to 25% of any excess cash available for distribution in that year. When cumulative distributions to the Trust in respect of the limited partnership interest, discounted to present value at 1.17% per month, reached $3.1 million (which was expected to occur no later than 2004), the Trust's annual interest in profits and losses would be reduced to 5%.

The owner of the remaining limited partnership interest in the Partnership was GSF Energy, LLC, an indirect subsidiary of DQE Corporation. DQE is a holding company for Duquesne Light Company of Pittsburgh, Pennsylvania. GSF Energy, LLC also owned the general partner of the Partnership, which had a 1% interest in the Partnership's profits and losses.

On June 1, 1997, the Trust through subsidiaries acquired the general partnership interest and the limited partnership interest owned by GSF Energy, LLC for the base price of $3,000,000, and thus acquired the entire beneficial interest in the Partnership. The parties agreed that the base price was to be adjusted for operating cash flow generated and cash distributions made by the Partnership from the effective date of January 1, 1997 through May 31, 1997 and for the Partnership's current assets at the closing date. The purchase price as so adjusted was $2,797,000, inclusive of a cash payment of $2,257,000 to the seller, assumed liabilities of $441,000 and acquisition costs of approximately $100,000. The total cost to the Trust of the entire equity interest in the Facility is therefore $5,900,000.

Neither GSF Energy, LLC nor DQE Corporation is affiliated with or has any material relationship with the Trust, its Managing Shareholder or their affiliates, directors, officers or associates of their directors and officers, other than their prior relationships with the Partnership. The sales price and the terms of the acquisition were determined in arm's length negotiations between the Managing Shareholder of the Trust and representatives of DQE Corporation. The source of the Trust's funds was cash reserves derived from the previously reported settlement of litigation with Virginia Electric Power Company relating to the Trust's South Boston, Virginia electric power plant.

All electricity generated by the Facility over and above its own requirements is sold to Southern California Edison Company under a long-term power purchase contract expiring in 2004 at the greater of 5.8 cents per kilowatt-hour or 85% of the utility's avoided cost, plus capacity and peak capacity payments. The Facility is liable to Southern California Edison Company for liquidated damages of up to $3.8 million if it does not meet defined performance and availability standards. Under current conditions, the Trust does not believe that there will be any material liability for failure to meet these requirements.

The Trust's purchase includes only the electric power generating station located at the landfill. GSF Energy, LLC has retained ownership of the landfill gas collection system and the processing units located outside the Facility building and will continue to supply the Facility with landfill gas fuel under an amended gas purchase and supply agreement. Under that agreement, GSF Energy, LLC will sell gas to the Facility at a price of approximately $.70 per million British Thermal Units of heat equivalent (escalating at 3.7% per year) plus an additional fixed payment, effective as of January 1, 1997, of $12,500 annually (escalated at 3.7% per year).
If the gas supplied is insufficient to operate the generators at assumed levels, the Partnership may take action to remedy the deficiency. Further, in that instance GSF Energy, LLC would be liable to the Partnership for damages of up to $3.1 million on a cumulative basis. The gas supply agreement expires on the later of December 31, 2004 or the stated term of the power contract.

An affiliate of DQE operated the Facility under an operations and maintenance agreement. For 1996, the base fees paid were $906,000 and incentive payments totalled an additional $339,000. The operations and maintenance agreement has been terminated and Ridgewood Power Management Corporation, an affiliate of the Trust's Managing Shareholder, will operate the Facility. It will be reimbursed by the Partnership for its actual costs incurred and allocable overhead expenses but will not otherwise be compensated.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

	The audited historical and unaudited pro forma financial statements required by Regulation S-K are being converted into electronic format and cannot be furnished at this time. They will be provided by amendment to this Current Report no later than August 14, 1997.

	(c)  Exhibits.



Exhibit No.	Item

   2.A  	Acquisition Agreement, by and between GSF Energy, L.L.C. and
Olinda, L.L.C., dated as of May 31, 1997.  To be filed by amendment.

   2.B  	Letter, dated as of May 31, 1997, supplementing Acquisition
Agreement.

   10.I  	Amendment to Transaction Documents, dated as of May 31, 1997, by and among GSF Energy, L.L.C., Brea Power Partners, L.P. and Ridgewood Electric Power Trust I. To be filed by amendment.

   10.J  	Parallel Generation Agreement, by and between Southern
California Edison Company and GSF Energy, Inc. (Brea Power Partners, L.P., assignee), as amended. To be filed by amendment.

   10.K  	Partial Assignment and Assumption Agreement, dated as of
Nevember 29, 1994, by and between GSF Energy, Inc. and Brea Power Partners, L.P. To be filed by amendment.

   10.L  	Amended and Restated Gas Lease Agreement, dated as of December
14, 1993, by and between the County of Orange, California and GSF Energy, Inc., as modified. To be filed by amendment.

   10.M  	Gas Sale and Purchase Agreement, dated November 29, 1994 by and between GSF Energy, Inc. and Brea Power Partners, L.P. To be filed by amendment.

   10.N  	Support Agreement, dated as of November 29, 1994, by and among
Brea Power Partners, L.P., the Trust and GSF Energy, Inc. To be filed by amendment.

Exhibits and schedules to these exhibits are omitted, and lists of the omitted documents are found in their tables of contents. The Registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to these exhibits to the Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         RIDGEWOOD ELECTRIC POWER TRUST I


                         By: /s/ Martin V. Quinn
                                 Martin V. Quinn, Senior Vice
                                 President and Chief Financial
   Officer